Camden National Corporation Reports Second Quarter 2013 Results

CAMDEN, Maine, July 30, 2013/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $2.6 billion bank holding company headquartered in Camden, Maine, reported net income for the second quarter of 2013 of $6.3 million and diluted earnings per share of $0.82. The net income results of the second quarter of 2013 represent an increase of $669,000, or 12%, compared to the first three months of 2013. For the second quarter of 2013, the Company achieved a return on assets of 0.98%, a return on tangible equity of 13.78% and an efficiency ratio of 60.30%.

“Our second quarter 2013 results reflect revenue growth of $122,000 and lower operating costs of $852,000 compared to the prior quarter as we start to see growth and efficiencies through our new markets,” said Gregory A. Dufour, president and chief executive officer of Camden National Corporation. “Total loans (excluding loans held for sale) have increased $38.7 million since year end, representing an annualized growth rate of 5%.”

Balance Sheet

Total assets were $2.6 billion at June 30, 2013, representing a $37.0 million increase since year end. The growth in total assets was primarily due to an increase in loans (excluding loans held for sale), which grew by $38.7 million. Our loan growth continues to be led by the home equity and commercial real estate portfolios, which experienced increased balances of $23.5 million and $16.8 million, respectively. The growth in the home equity portfolio continues to be fueled by our ten-year fixed rate home equity promotion. The residential real estate portfolio, which decreased $2.8 million, was reduced through the sale of $19.8 million in 30-year fixed-rate production to manage our interest rate risk profile.

Total deposits of $1.9 billion decreased $35.4 million since year end as retail certificates of deposit decreased $25.3 million and core deposits (demand, checking, savings, and money market) decreased $16.4 million due to the seasonal outflow of deposits.

Second Quarter Operating Results

Our net interest income of $19.3 million for the second quarter of 2013 increased $82,000 compared to the previous quarter. The increase reflects growth in average loan balances of $21.9 million partially offset by a 4 basis point decline in the net interest margin on a fully-taxable basis to 3.23% for the second quarter of 2013. We continue to experience a decline in the net interest margin due to the low interest rate environment as the yield on average earning assets declined 5 basis points and our overall funding costs declined 2 basis points for the quarter.

Non-interest income for the second quarter of 2013 of $6.4 million increased $40,000 compared to the first quarter of 2013. The significant changes in non-interest income include:

•	Deposit-related and other service fees increased $155,000.

•	Net gains on sale of securities and other-than-temporary impairment declined $138,000 as there were no security sales during the second quarter.

Non-interest expense for the second quarter of 2013 of $15.6 million decreased $852,000, or 5%, compared to the first quarter of 2013. The significant changes in non-interest expense include:

•	Collection costs decreased $910,000 due to a recovery on servicing related claims combined with lower levels of foreclosures and OREO expenses.

•
Salaries and benefits decreased $400,000 primarily due to lower incentive compensation based on the Company's year-to-date 2013 financial performance compared to performance goals established by the Board of Directors and increased capitalization of loan origination salary costs.

•
Furniture, equipment and data processing costs increased $327,000 primarily due to the conversion of the core operating systems for Acadia Trust, N.A. and costs associated with the upgrade of the Company's ATM fleet.

Asset Quality

“Our overall credit quality continues to improve and reflects the stabilization of our economy and the hard work of our employees who ensure that we properly underwrite loans and are repaid by borrowers,” said Dufour.

Our asset quality metrics for the second quarter of 2013 compare favorably to that of the previous quarter. Non-performing loans to total loans decreased to 1.63% from 1.72% and past due loans to total loans decreased to 0.27% from 0.39%. Annualized net charge-offs to average loans for the first six months of 2013 totaled 0.14% and the allowance for credit losses to total loans at June 30, 2013 was 1.45%.

Dividends and Capital

The board of directors approved a dividend of $0.27 per share, payable on July 31, 2013, to shareholders of record as of July 15, 2013. This distribution resulted in an annualized dividend yield of 3.04%, based on the June 28, 2013, closing price of Camden National's common stock at $35.47 per share as reported by NASDAQ.

Camden National's total risk-based capital ratio was 15.82% at June 30, 2013, compared to 15.56% at December 31, 2012. Camden National Corporation and its wholly-owned subsidiary, Camden National Bank, exceeded the minimum total risk-based, Tier 1, and Tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, recognized by Forbes as one of “America's Most Trustworthy Companies” in 2012 and 2013*, is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 49 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at www.CamdenNational.com. Member FDIC. *From Forbes.com March 18, 2013. © 2013 Forbes.com LLC. All rights reserved. Used by permission and protected by the Copyright Laws of the United States."

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” or “goal,” or future or conditional verbs such as “will,” “may”, “might”, “should,” “would”, “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: continued weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, a change in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; adverse changes in the local real estate market could result in a deterioration of credit quality and an increase in the allowance for loan loss, as most of the Company's loans are concentrated in Maine, and a substantial portion of these loans have real estate as collateral; changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve

System; inflation, interest rate, market and monetary fluctuations; competitive pressures, including continued industry consolidation, the increased financial services provided by non-banks and banking reform; continued volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and the Company's ability to originate loans and could lead to impairment in the value of securities in the Company's investment portfolios; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; new laws and regulations regarding the financial services industry; changes in laws and regulations including laws and regulations concerning taxes, banking, securities and insurance; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in the Company's Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with GAAP, management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. The reconciliation to the comparable GAAP financial measure can be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.camdennational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Selected Financial and Per Share Data:
Return on average assets	0.98%	0.90%	1.10%	0.94%	1.12%
Return on average equity	10.71%	9.81%	11.48%	10.26%	11.74%
Return on average tangible equity	13.78%	12.69%	14.33%	13.24%	14.71%
Tangible equity to tangible assets (non-GAAP)	6.94%	7.19%	7.69%	6.94%	7.69%
Efficiency ratio	60.30%	63.88%	56.10%	62.08%	55.26%
Net interest margin	3.23%	3.27%	3.40%	3.25%	3.44%
Tier 1 leverage capital ratio	9.05%	8.95%	9.64%	9.05%	9.64%
Tier 1 risk-based capital ratio	14.57%	14.34%	14.97%	14.57%	14.97%
Total risk-based capital ratio	15.82%	15.60%	16.22%	15.82%	16.22%
Basic earnings per share	$0.83	$0.74	$0.84	$1.57	$1.69
Diluted earnings per share	$0.82	$0.74	$0.83	$1.56	$1.69
Cash dividends declared per share	$0.27	$0.27	$0.25	$0.54	$0.50
Book value per share	$30.05	$30.85	$29.67	$30.05	$29.67
Tangible book value per share (non-GAAP)	$23.15	$23.91	$23.82	$23.15	$23.82
Weighted average number of common shares outstanding	7,637,433	7,627,691	7,675,819	7,632,586	7,673,927
Diluted weighted average number of common shares outstanding	7,652,199	7,643,267	7,687,620	7,646,742	7,686,747

Statement of Condition Data (unaudited)

(In thousands, except number of shares)	June 30, 2013	December 31, 2012	June 30, 2012
ASSETS
Cash and due from banks	$44,896	$58,290	$40,478
Securities
Securities available-for-sale, at fair value	789,369	781,050	677,262
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	19,724	21,034	21,034
Total securities	809,093	802,084	698,296
Trading account assets	2,281	2,300	2,184
Loans held for sale	2,826	—	—
Loans	1,602,559	1,563,866	1,536,464
Less allowance for loan losses	(23,321)	(23,044)	(23,262)
Net loans	1,579,238	1,540,822	1,513,202
Goodwill and other intangible assets	52,725	53,299	44,629
Bank-owned life insurance	45,705	45,053	44,352
Premises and equipment, net	26,890	28,059	23,913
Deferred tax asset	13,962	7,663	8,531
Interest receivable	6,506	6,215	6,530
Other real estate owned	2,155	1,313	1,697
Other assets	15,501	19,659	20,045
Total assets	$2,601,778	$2,564,757	$2,403,857
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$232,535	$240,749	$271,648
Interest checking, savings and money market	1,160,933	1,169,148	858,617
Retail certificates of deposit	393,158	418,442	372,982
Brokered deposits	107,461	101,130	98,614
Total deposits	1,894,087	1,929,469	1,601,861
Federal Home Loan Bank advances	186,147	56,404	251,613
Other borrowed funds	218,318	259,940	232,432
Junior subordinated debentures	43,870	43,819	43,768
Accrued interest and other liabilities	29,736	41,310	48,095
Total liabilities	2,372,158	2,330,942	2,177,769
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,640,712, 7,619,009 and 7,622,750 shares on June 30, 2013 and 2012 and December 31, 2012, respectively.	49,909	49,667	49,273
Retained earnings	189,007	181,151	174,500
Accumulated other comprehensive income (loss)
Net unrealized (losses) gains on securities available-for-sale, net of tax	(2,590)	12,943	12,082
Net unrealized losses on derivative instruments, at fair value, net of tax	(4,059)	(7,205)	(8,018)
Net unrecognized losses on postretirement plans, net of tax	(2,647)	(2,741)	(1,749)
Total accumulated other comprehensive income (loss)	(9,296)	2,997	2,315
Total shareholders’ equity	229,620	233,815	226,088
Total liabilities and shareholders’ equity	$2,601,778	$2,564,757	$2,403,857

Statement of Income Data (unaudited)

	Three Months Ended
(In thousands, except number of shares and per share data)	June 30, 2013	March 31, 2013	June 30, 2012
Interest Income
Interest and fees on loans	$18,059	$17,795	$18,268
Interest on U.S. government and sponsored enterprise obligations	4,074	4,276	4,118
Interest on state and political subdivision obligations	292	305	355
Interest on federal funds sold and other investments	56	50	56
Total interest income	22,481	22,426	22,797
Interest Expense
Interest on deposits	1,828	1,819	2,390
Interest on borrowings	767	818	1,409
Interest on junior subordinated debentures	636	621	632
Total interest expense	3,231	3,258	4,431
Net interest income	19,250	19,168	18,366
Provision for credit losses	695	674	835
Net interest income after provision for credit losses	18,555	18,494	17,531
Non-Interest Income
Service charges on deposit accounts	1,755	1,684	1,315
Other service charges and fees	1,513	1,429	956
Income from fiduciary services	1,275	1,143	1,289
Mortgage banking income, net	584	574	132
Brokerage and insurance commissions	409	412	410
Bank-owned life insurance	314	338	342
Net gain on sale of securities and other-than-temporary impairment of securities	—	138	751
Other income	526	618	559
Total non-interest income	6,376	6,336	5,754
Non-Interest Expenses
Salaries and employee benefits	7,961	8,361	6,972
Furniture, equipment and data processing	1,931	1,604	1,295
Net occupancy	1,407	1,552	1,020
Other real estate owned and collection costs (recoveries), net	(22)	888	497
Consulting and professional fees	585	547	608
Regulatory assessments	500	499	432
Amortization of intangible assets	287	288	145
Branch acquisition/divestiture costs	71	161	—
Other expenses	2,928	2,600	3,010
Total non-interest expenses	15,648	16,500	13,979
Income before income taxes	9,283	8,330	9,306
Income Taxes	2,952	2,668	2,894
Net Income	$6,331	$5,662	$6,412
Per Share Data
Basic earnings per share	$0.83	$0.74	$0.84
Diluted earnings per share	$0.82	$0.74	$0.83

Statement of Income Data (unaudited) - continued

	Six Months Ended June 30,
(In thousands, except number of shares and per share data)	2013	2012
Interest Income
Interest and fees on loans	$35,854	$36,703
Interest on U.S. government and sponsored enterprise obligations	8,350	8,234
Interest on state and political subdivision obligations	597	720
Interest on federal funds sold and other investments	106	105
Total interest income	44,907	45,762
Interest Expense
Interest on deposits	3,647	4,928
Interest on borrowings	1,585	2,827
Interest on junior subordinated debentures	1,257	1,270
Total interest expense	6,489	9,025
Net interest income	38,418	36,737
Provision for credit losses	1,369	1,840
Net interest income after provision for credit losses	37,049	34,897
Non-Interest Income
Service charges on deposit accounts	3,439	2,471
Other service charges and fees	2,942	1,801
Income from fiduciary services	2,418	2,728
Mortgage banking income, net	1,158	468
Brokerage and insurance commissions	821	749
Bank-owned life insurance	652	681
Net gain on sale of securities and other-than-temporary impairment of securities	138	872
Other income	1,144	1,212
Total non-interest income	12,712	10,982
Non-Interest Expenses
Salaries and employee benefits	16,322	13,880
Furniture, equipment and data processing	3,535	2,518
Net occupancy	2,959	2,131
Other real estate owned and collection costs	866	1,123
Consulting and professional fees	1,132	1,098
Regulatory assessments	999	867
Amortization of intangible assets	574	289
Branch acquisition/divestiture costs	232	—
Other expenses	5,529	4,992
Total non-interest expenses	32,148	26,898
Income before income taxes	17,613	18,981
Income Taxes	5,620	5,986
Net Income	$11,993	$12,995
Per Share Data
Basic earnings per share	$1.57	$1.69
Diluted earnings per share	$1.56	$1.69

Quarterly Average Balance, Interest and Yield/rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	June 30, 2013			June 30, 2012
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$774,916	$4,130	2.13%	$608,205	$4,167	2.74%
Securities - nontaxable (1)	30,800	449	5.83%	38,246	548	5.73%
Trading account assets	2,245	—	—%	2,182	6	1.13%
Loans: (1) (2)
Residential real estate	572,920	6,596	4.61%	571,619	6,906	4.83%
Commercial real estate	511,115	6,227	4.82%	491,976	6,092	4.90%
Commercial	178,887	1,964	4.34%	168,476	1,989	4.67%
Municipal	12,949	136	4.21%	14,023	175	5.03%
Consumer	315,197	3,184	4.05%	286,594	3,167	4.44%
Total loans	1,591,068	18,107	4.53%	1,532,688	18,329	4.77%
Total interest-earning assets	2,399,029	22,686	3.77%	2,181,321	23,050	4.21%
Cash and due from banks	43,758			36,332
Other assets	166,333			153,939
Less: allowance for loan losses	(23,395)			(23,298)
Total assets	$2,585,725			$2,348,294

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$230,152	$—	—%	$264,545	$—	—%
Interest checking accounts	469,820	90	0.08%	289,544	81	0.11%
Savings accounts	236,277	33	0.06%	187,551	86	0.18%
Money market accounts	445,585	337	0.30%	351,181	515	0.59%
Certificates of deposit	399,864	1,013	1.02%	377,458	1,257	1.34%
Total retail deposits	1,781,698	1,473	0.33%	1,470,279	1,939	0.53%
Borrowings:
Brokered deposits	123,151	355	1.16%	130,665	451	1.39%
Junior subordinated debentures	43,858	636	5.82%	43,756	632	5.80%
Other borrowings	368,183	767	0.84%	446,173	1,409	1.27%
Total borrowings	535,192	1,758	1.32%	620,594	2,492	1.62%
Total funding liabilities	2,316,890	3,231	0.56%	2,090,873	4,431	0.85%
Other liabilities	31,669			32,833
Shareholders' equity	237,166			224,588
Total liabilities & shareholders' equity	$2,585,725			$2,348,294

Net interest income (fully-taxable equivalent)		19,455			18,619
Less: fully-taxable equivalent adjustment		(205)			(253)
Net interest income		$19,250			$18,366

Net interest rate spread (fully-taxable equivalent)			3.21%			3.36%
Net interest margin (fully-taxable equivalent)			3.23%			3.40%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Six Months Ended			At or for the Six Months Ended
	June 30, 2013			June 30, 2012
(In thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$772,469	$8,445	2.19%	$588,892	$8,329	2.83%
Securities - nontaxable (1)	31,238	919	5.88%	38,863	1,109	5.71%
Trading account assets	2,241	12	1.05%	2,189	10	0.88%
Loans: (1) (2)
Residential real estate	574,031	13,171	4.59%	576,442	14,010	4.86%
Commercial real estate	507,478	12,301	4.82%	483,639	12,123	4.96%
Commercial	177,718	3,935	4.40%	168,903	4,028	4.72%
Municipal	12,267	267	4.39%	13,540	347	5.16%
Consumer	308,700	6,272	4.10%	284,076	6,316	4.47%
Total loans	1,580,194	35,946	4.55%	1,526,600	36,824	4.81%
Total interest-earning assets	2,386,142	45,322	3.80%	2,156,544	46,272	4.28%
Cash and due from banks	44,249			36,095
Other assets	166,517			154,375
Less: allowance for loan losses	(23,331)			(23,189)
Total assets	$2,573,577			$2,323,825

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$227,721	$—	—%	$259,360	$—	—%
Interest checking accounts	472,634	157	0.07%	278,144	155	0.11%
Savings accounts	233,219	65	0.06%	184,900	181	0.20%
Money market accounts	450,929	710	0.32%	353,088	1,056	0.60%
Certificates of deposit	407,407	2,000	0.99%	384,630	2,598	1.36%
Total retail deposits	1,791,910	2,932	0.33%	1,460,122	3,990	0.55%
Borrowings:
Brokered deposits	124,607	715	1.16%	130,248	938	1.45%
Junior subordinated debentures	43,845	1,257	5.78%	43,743	1,270	5.84%
Other borrowings	343,328	1,585	0.93%	433,562	2,827	1.31%
Total borrowings	511,780	3,557	1.40%	607,553	5,035	1.67%
Total funding liabilities	2,303,690	6,489	0.57%	2,067,675	9,025	0.88%
Other liabilities	34,208			33,638
Shareholders' equity	235,679			222,512
Total liabilities & shareholders' equity	$2,573,577			$2,323,825

Net interest income (fully-taxable equivalent)		38,833			37,247
Less: fully-taxable equivalent adjustment		(415)			(510)
Net interest income		$38,418			$36,737

Net interest rate spread (fully-taxable equivalent)			3.23%			3.40%
Net interest margin (fully-taxable equivalent)			3.25%			3.44%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended
(In thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Non-accrual loans:
Residential real estate	$8,624	$10,311	$10,584	$9,459	$10,349
Commercial real estate	6,634	5,782	6,719	7,121	7,362
Commercial	3,233	3,134	3,409	3,765	4,687
Consumer	1,945	2,341	1,771	1,929	1,912
Total non-accrual loans	20,436	21,568	22,483	22,274	24,310
Loans 90 days past due and accruing	—	49	611	246	562
Renegotiated loans not included above	5,701	5,491	4,674	3,162	3,177
Total non-performing loans	26,137	27,108	27,768	25,682	28,049
Other real estate owned:
Residential real estate	1,038	1,101	669	421	1,045
Commercial real estate	1,117	812	644	175	652
Total other real estate owned	2,155	1,913	1,313	596	1,697
Total non-performing assets	$28,292	$29,021	$29,081	$26,278	$29,746
Loans 30-89 days past due:
Residential real estate	$1,827	$1,165	$1,658	$1,256	$780
Commercial real estate	1,591	3,375	2,618	1,938	2,122
Commercial	202	731	1,043	1,135	762
Consumer	716	962	2,721	452	310
Total loans 30-89 days past due	$4,336	$6,233	$8,040	$4,781	$3,974
Allowance for loan losses at the beginning of the period	$23,044	$23,044	$23,011	$23,011	$23,011
Provision for loan losses	1,384	684	3,791	2,676	1,817
Charge-offs:
Residential real estate	347	145	1,197	1,024	446
Commercial real estate	171	80	593	209	209
Commercial	444	277	1,393	1,146	416
Consumer	470	85	1,319	987	879
Total charge-offs	1,432	587	4,502	3,366	1,950
Total recoveries	325	228	744	530	384
Net charge-offs	1,107	359	3,758	2,836	1,566
Allowance for loan losses at the end of the period	$23,321	$23,369	$23,044	$22,851	$23,262
Components of allowance for credit losses:
Allowance for loan losses	$23,321	$23,369	$23,044	$22,851	$23,262
Liability for unfunded credit commitments	30	35	45	51	43
Balance of allowance for credit losses	$23,351	$23,404	$23,089	$22,902	$23,305
Ratios:
Non-performing loans to total loans	1.63%	1.72%	1.78%	1.67%	1.83%
Non-performing assets to total assets	1.09%	1.12%	1.13%	1.06%	1.24%
Allowance for credit losses to total loans	1.45%	1.48%	1.48%	1.49%	1.52%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.20%	0.09%	0.24%	0.33%	0.15%
Year-to-date	0.14%	0.09%	0.24%	0.25%	0.21%
Allowance for credit losses to non-performing loans	89.34%	86.34%	83.15%	89.18%	83.09%
Loans 30-89 days past due to total loans	0.27%	0.39%	0.51%	0.31%	0.26%

Reconciliation of non-Generally Accepted Accounting Principals ("GAAP") to GAAP Financial Measures
Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes branch acquisition costs from non-interest expenses, excludes net gains on sale of securities from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	Three Months Ended			Six Months Ended
(In Thousands)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Non-interest expense, as presented	$15,648	$16,500	$13,979	$32,148	$26,898
Less branch acquisition costs	71	161	—	232	—
Less prepayment fees on borrowings	—	—	728	—	728
Adjusted non-interest expense	$15,719	$16,339	$13,979	$32,380	$26,898

Net interest income, as presented	$19,250	$19,168	$18,366	$38,418	$36,737
Effect of tax-exempt income	205	210	253	415	510
Non-interest income, as presented	6,376	6,336	5,754	12,712	10,982
Less gains on sale of securities, net of other-than-temporary impairments	—	138	(751)	(138)	(872)
Adjusted net interest income plus non-interest income	$25,831	$25,576	$23,622	$51,407	$47,357
Non-GAAP efficiency ratio	60.30%	63.88%	56.10%	62.08%	55.26%
GAAP efficiency ratio	61.06%	64.70%	57.96%	62.88%	56.37%
The following table provides a reconciliation between tax-equivalent net interest income to GAAP net interest income using a 35.0% tax rate.

	Three Months Ended			Six Months Ended
(In Thousands)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net interest income, as presented	$19,250	$19,168	$18,366	$38,418	$36,737
Effect of tax-exempt income	205	210	253	415	510
Net interest income, tax equivalent	$19,455	$19,378	$18,619	$38,833	$37,247
The following table provides a reconciliation between tangible book value per share and book value per share, which has been prepared in accordance with GAAP:

	At June 30,	At March 31,	December 31,	At June 30,
(In Thousands)	2013	2013	2012	2012
Shareholders' equity, as presented	$229,620	$235,575	$233,815	$226,088
Less goodwill and other intangibles	52,725	53,011	53,299	44,629
Tangible shareholders' equity	$176,895	$182,564	$180,516	$181,459
Shares outstanding at period end	7,640,712	7,635,957	7,622,750	7,619,009
Tangible book value per share	$23.15	$23.91	$23.68	$23.82
Book value per share	$30.05	$30.85	$30.67	$29.67

The following table provides a reconciliation between tangible equity to tangible assets and equity to assets, which has been prepared in accordance with GAAP:

	At June 30,	At March 31,	At December 31,	At June 30,
(In Thousands)	2013	2013	2012	2012
Shareholders' equity, as presented	$229,620	$235,575	$233,815	$226,088
Less goodwill and other intangibles	52,725	53,011	53,299	44,629
Tangible shareholders' equity	$176,895	$182,564	$180,516	$181,459
Total assets	$2,601,778	$2,590,817	$2,564,757	$2,403,857
Less goodwill and other intangibles	52,725	53,011	53,299	44,629
Tangible assets	$2,549,053	$2,537,806	$2,511,458	$2,359,228
Tangible equity to tangible assets	6.94%	7.19%	7.19%	7.69%
Equity to assets	8.83%	9.09%	9.12%	9.41%

CONTACT: Susan M. Westfall, Senior Vice President, Clerk, Camden National Corporation, 207.230.2096, swestfall@camdennational.com